Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Sherry L. Couturier, CFO of International American Technologies, Inc, a Nevada corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Quarterly Report of Form 10-QSB/A for the period ended September 30, 2006.

The undersigned certifies that the above annual report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above report fairly presents, in all respects, the financial condition of International American Technologies, Inc. and results of its operations.

Date: March 18, 2008
CFO
/s/ Sherry L. Couturier